As filed with the Securities and Exchange Commission on July 14, 1998
                                                    Registration No. 333-_______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 --------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 --------------

                            DIGITAL BIOMETRICS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

           DELAWARE                        3571                  41-1545069
(State or Other Jurisdiction of (Primary Standard Industrial  (I.R.S. Employer
Incorporation or Organization)   Classification Code Number) Identification No.)

                                5600 ROWLAND ROAD
                           MINNETONKA, MINNESOTA 55343
          (Address, including Zip Code, of Principal Executive Offices)

                                 --------------

                             1998 STOCK OPTION PLAN
                   WARRANTS GRANTED TO ANDCOR COMPANIES, INC.
                    WARRANT GRANTED TO C. MCKENZIE LEWIS III
                            (Full Title of the Plan)

                                 --------------

     JOHN J. METIL
     Chief Operating Officer and                   COPIES TO:
     Chief Financial Officer                       AVRON L. GORDON, ESQ.
     5600 Rowland Road                             THOMAS F. STEICHEN, ESQ.
     Minnetonka, Minnesota 55343                   Briggs and Morgan
     (612) 932 -0888                               Professional Association
     (Name, Address, including Zip Code,           2400 IDS Center
     and Telephone Number, including Area          Minneapolis, Minnesota 55402
     Code, of Agent for Service)                   (612) 334-8400


                         CALCULATION OF REGISTRATION FEE

===========================================================================================================================
                                                                             PROPOSED          PROPOSED
                                                                             MAXIMUM            MAXIMUM         AMOUNT OF
                                                      AMOUNT TO BE      OFFERING PRICE PER     AGGREGATE       REGISTRATION
TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED    REGISTERED(1)        PER SHARE(2)      OFFERING PRICE        FEE
---------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value......................  628,000 shares (3)        $2.28            $1,431,840        $422.39
===========================================================================================================================

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 1998 Stock Option Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of Common Stock.
(2) Calculated solely for the purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low sales prices for such stock as reported by the Nasdaq National Market on July 9, 1998.
(3) Consists of 600,000 shares under the 1998 Stock Option Plan, 20,000 shares under two warrants granted to Andcor Companies, Inc. and 8,000 shares under a warrant granted to C. McKenzie Lewis III.

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

        Digital Biometrics, Inc. (the "Company") hereby incorporates by reference into this Registration Statement the following documents, or portions of documents, previously filed with the Securities and Exchange Commission (the "Commission"):

                (a) The Company's Annual Report on Form 10-K for the year ended September 30, 1997, filed on December 23, 1997 (File No. 0-18856), as amended by Form 10-K/A on March 23, 1998.

                (b) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 1997, filed on February 13, 1998 (File No. 0-18856).

                (c) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1998, filed on May 14, 1998 (File No. 0-18856).

                (d) The Company's Definitive Schedule 14A (Proxy Statement), filed on February 24, 1998, (File No. 0-18856), relating to the Company's Annual Meeting of Stockholders held on April 8, 1998.

                (d) The description of the Company's common stock contained in its Registration Statement on Form S-1 (File No. 333-41080), effective April 14, 1991.

        All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

        Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

        The Company's Certificate of Incorporation provides that directors of the Company shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duties as a director. The Company's Bylaws provide that the Company shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to any action, suit or proceeding, whether criminal, civil, administrative or investigative (a "Legal Action"), whether such Legal Action be by or in the right of the corporation or otherwise, by reason of the fact that such person is or was a director, officer, employee or agent of another corporation, partnership, joint venture, trust or any other enterprise. In addition, the Company's Bylaws provide for indemnification of any person made or threatened to be made a party to any Legal Action by reason of the fact that such person is or was a director, officer, employee or agent of the Company and is or was serving as a fiduciary of, or otherwise rendering services to, any employee benefit plan of or relating to the Company.

        Section 145 of the Delaware General Corporation Law ("Delaware Law" or "GCL") generally provides that a corporation is in certain circumstances permitted, and in other circumstances may be required, to indemnify its directors, officers and controlling persons against certain expenses (including attorneys' fees) and other amounts paid in connection with certain threatened, pending or completed civil, criminal, administrative or investigative actions, suits or proceedings (including certain civil actions and suits that may be instituted by or in the right of the Company) in which such persons were or are parties, or are threatened to be made parties, by reason of the fact that such persons were or are directors of the Company. Section 145 also permits the Company to purchase and maintain insurance on behalf of its directors and officers against, or incurred by, such persons in their capacities as directors or officers of the Company or which may arise out of their status as directors or officers of the Company, whether or not the Company would have the power to indemnify such persons against such liability under the provisions of such Section. To date, the Company has purchased such insurance.

        The Company has entered into an indemnification agreement with each of its directors pursuant to which the Company has agreed to indemnify and hold harmless such individuals to the full extent permitted by law against all costs, charges, and expenses (including attorney fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by them.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

ITEM 8. EXHIBITS.

Exhibit
Number          Description
------          -----------

5.1             Opinion of Briggs and Morgan, Professional Association.

10.1 Warrant dated January 27, 1997, between the Company and Andcor Companies, Inc., for the purchase of 10,000 shares of the Company's Common Stock (incorporated by reference to the Company's Annual Report on Form 10-K for the year ended September 30, 1997, filed on December 23, 1997 (File No. 0-18856), as amended by Form 10-K/A on March 23, 1998).

10.2 Warrant dated January 27, 1997, between the Company and Andcor Companies, Inc., for the purchase of 10,000 shares of the Company's Common Stock (incorporated by reference to the Company's Annual Report on Form 10-K for the year ended September 30, 1997, filed on December 23, 1997 (File No. 0-18856), as amended by Form 10-K/A on March 23, 1998).

10.3            Warrant dated March 18, 1997, between the Company and C.
                McKenzie Lewis III for the purchase of 8,000 shares of the Company's Common Stock (incorporated by reference to the Company's Annual Report on Form 10-K for the year ended September 30, 1997, filed on December 23, 1997 (File No. 0-18856), as amended by Form 10-K/A on March 23, 1998).

23.1 Consent of Briggs and Morgan, Professional Association (included in Exhibit 5.1).

23.2            Consent of KPMG Peat Marwick LLP.

24.1            Powers of Attorney (included on Signature Page).

ITEM 9. UNDERTAKINGS.

        (a) The undersigned registrant hereby undertakes as follows:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                        (i) to include any prospectus required by Section
                10(a)(3) of the Securities Act of 1933;

                        (ii) to reflect in the prospectus any facts or events
                arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                        (iii) to include any material information with respect
                to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by the foregoing paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minnetonka, State of Minnesota, on the 14th day of July, 1998.

                                   DIGITAL BIOMETRICS, INC.


                                   By  /s/ James C. Granger
                                      ------------------------------------------
                                           James C. Granger
                                           Chief Executive Officer and President

                                POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James C. Granger and John J. Metil, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


         NAME                               TITLE                      DATE
         ----                               -----                      ----

/s/ James C. Granger      Chief Executive Officer, President and   July 14, 1998
-----------------------   Director (Principal Executive Officer)
    James C. Granger


/s/ John J. Metil         Chief Operating Officer and Chief        July 14, 1998
-----------------------   Financial Officer
    John J. Metil


/s/ Stephen M. Slavin     Director                                 July 14, 1998
-----------------------
    Stephen M. Slavin

         NAME                               TITLE                      DATE
         ----                               -----                      ----

/s/ George Latimer        Director                                 July 14, 1998
-----------------------
    George Latimer


/s/ C. McKenzie Lewis     Director                                 July 14, 1998
-----------------------
    C. McKenzie Lewis


/s/ John E. Haugo         Director                                 July 14, 1998
-----------------------
    John E. Haugo



                                  EXHIBIT INDEX

Exhibit
Number          Description
------          -----------

5.1             Opinion of Briggs and Morgan, Professional Association.

10.1 Warrant dated January 27, 1997, between the Company and Andcor Companies, Inc., for the purchase of 10,000 shares of the Company's Common Stock (incorporated by reference to the Company's Annual Report on Form 10-K for the year ended September 30, 1997, filed on December 23, 1997 (File No. 0-18856), as amended by Form 10-K/A on March 23, 1998).

10.2 Warrant dated January 27, 1997, between the Company and Andcor Companies, Inc., for the purchase of 10,000 shares of the Company's Common Stock (incorporated by reference to the Company's Annual Report on Form 10-K for the year ended September 30, 1997, filed on December 23, 1997 (File No. 0-18856), as amended by Form 10-K/A on March 23, 1998).

10.3            Warrant dated March 18, 1997, between the Company and C.
                McKenzie Lewis III for the purchase of 8,000 shares of the Company's Common Stock (incorporated by reference to the Company's Annual Report on Form 10-K for the year ended September 30, 1997, filed on December 23, 1997 (File No. 0-18856), as amended by Form 10-K/A on March 23, 1998).

23.1 Consent of Briggs and Morgan, Professional Association (included in Exhibit 5.1).

23.2            Consent of KPMG Peat Marwick LLP.

24.1            Powers of Attorney (included on Signature Page).